As filed with the Securities and Exchange Commission on August 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	13-3808303
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(301) 417-4364

(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive office)

THERIVA BIOLOGICS, INC. 2020 STOCK INCENTIVE PLAN

(Full title of the Plan)

Steven A. Shallcross

Chief Executive Officer and Chief Financial Officer
9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(301) 417-4364

(Name, address and telephone number of agent for service)

with copies to:

Leslie Marlow, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Theriva Biologics, Inc. (the “Registrant” or the “Company”) previously filed with the Securities and Exchange Commission (the “Commission”) the following registration statements for the purpose of registering shares of its common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold under the Registrant’s 2020 Stock Incentive Plan (hereinafter referred to as the “Plan”):

·	A Registration Statement on Form S-8 (Registration No. 333-249712) filed on October 28, 2020 registering 4,000,000 shares of Common Stock (400,000 shares after adjusting to give effect to the reverse stock split, effected by the Company on July 25, 2022, of its outstanding shares of Common Stock at a ratio of 1-for-10 (the “2022 Reverse Stock Split”));

·	A Registration Statement on Form S-8 (Registration No. 333-267910) filed on October 17, 2022 registering an additional 6,600,000 shares of Common Stock (264,000 shares after adjusting to give effect to the reverse stock split, effected by the Company on October 26, 2024, of its outstanding shares of Common Stock at a ratio of 1-for-25 (the “2024 Reverse Stock Split”)), such that the aggregate number of shares of Common Stock available to be issued under the Plan, as amended, after adoption of Amendment No. 1 to the Plan, was 280,000 shares; and

·	A Registration Statement on Form S-8 (Registration No. 333-283363) filed on November 20, 2024 registering an additional 2,220,000 shares of Common Stock, such that the aggregate number of shares of Common Stock available to be issued under the Plan, as amended, after adoption of Amendment No. 2 to the Plan, was 2,500,000 shares;

·	A Registration Statement on Form S-8 (Registration No. 333-290731) filed on October 6, 2025 registering an additional 2,000,000 shares of Common Stock, such that the aggregate number of shares of Common Stock available to be issued under the Plan, as amended, after adoption of Amendment No. 3 to the Plan, was 4,500,000 shares;

Pursuant to General Instruction E to Form S-8, the contents of the aforementioned registration statements are incorporated into this Registration Statement on Form S-8 by reference.

The Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 2,000,000 shares of Common Stock that were added to the Plan by a vote of the Registrant’s Board of Directors and the Registrant’s stockholders at the Registrant’s 2026 Annual Meeting of Stockholders, which was held on August 3, 2026. These additional 2,000,000 shares of Common Stock, were added pursuant to the adoption of Amendment No. 4 to the Plan, dated August 3, 2026. The aggregate number of shares of Common Stock that may be issued under the Plan, as amended, after the adoption of Amendment No. 4 to the Plan, is 6,500,000 shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

·	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on March 12, 2026 (File No. 001-12584);

·	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the Commission on May 5, 2026 (File No. 001-12584);

·	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the Commission on August 11, 2026 (File No. 001-12584);

·	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 12, 2026, February 12, 2026, February 18, 2026 (other than as set forth therein), March 23, 2026 (other than as set forth therein), April 9, 2026, April 17, 2026 (other than as set forth therein), June 5, 2026, June 11, 2026 (other than as set forth therein), July 7, 2026 (other than as set forth therein), August 4, 2026 and August 6, 2026 (other than as set forth therein) (File No. 001-12584);

·	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on June 29, 2026 (File No. 001-12584); and

·	The description of the Registrant’s Common Stock set forth in its (i) registration statement on Form 8-A12B, filed with the Commission on June 20, 2007 (File No. 001-12584), and (ii) Exhibit 4.7—Description of Securities of Theriva Biologics, Inc. to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on March 12, 2026.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
4.1	Certificate of Incorporation, as amended (Incorporated by reference to (i) Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 16, 2008, File No. 001-12584, (ii) Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed August 14, 2001, File No. 001-12584; and (iii) Exhibits 3.1, 4.1 and 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 filed August 14, 1998, File No. 001-12584)

4.2	Articles of Merger (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 19, 2009, File No. 001-12584)

4.3	Certificate of Merger filed with the Secretary of State of Delaware (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed October 19, 2009, File No. 001-12584)

4.4	Articles of Incorporation filed with the Nevada Secretary of State (Incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed October 19, 2009, File No. 001-12584)

4.5	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed February 16, 2012, File No. 001-12584)

4.6	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed May 18, 2015, File No. 001-12584)

4.7	Certificate of Amendment to Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 8, 2017, File No. 001-12584)

4.8	Certificate of Change Pursuant to NRS 78. 209 (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed August 13, 2018, File No. 001-12584)

4.9	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed September 26, 2018, File No. 001-12584)

4.10	Certificate of Change Pursuant to NRS 78.209 (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed July 25, 2022, File No. 001-12584)

4.11	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 12, 2022 (File No. 001-12584)

4.12	Certificate of Change to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on October 12, 2022 (File No. 001-12584)

4.13	Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed August 11, 2023, File No. 001-12584)

4.14	Certificate of Change of Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 26, 2024 (File No. 001-12584)

4.15	Certificate of Change to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 1, 2024 (File No. 001-12584)

5.1*	Opinion of Parsons Behle & Latimer regarding the legality of the shares of common stock being registered

23.1*	Consent of BDO USA, P.C., the Registrant’s independent registered public accounting firm

23.2*	Consent of Parsons Behle & Latimer (included in Exhibit 5.1 hereof)

99.1	Theriva Biologics, Inc. 2020 Stock Incentive Plan (Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 4, 2020).

99.2	Form of Incentive Stock Option Grant Agreement (Incorporated by reference to Exhibit 4.11 of the Registrant’s Registration Statement on Form S-8 (File No. 333-249712) filed October 28, 2020)

99.3	Form of Nonqualified Stock Option Grant Agreement (Incorporated by reference to Exhibit 4.12 of the Registrant’s Registration Statement on Form S-8 (File No. 333-249712) filed October 28, 2020)

99.4	Form of Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 4.13 of the Registrant’s Registration Statement on Form S-8 (File No. 333-249712) filed October 28, 2020)

99.5	Amendment No. 1 to the Theriva Biologics, Inc. 2020 Stock Incentive Plan (incorporated by reference to Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 16, 2022)

99.6	Amendment No. 2 to the Theriva Biologics, Inc. 2020 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 30, 2024)

99.7	Amendment No. 3 to the Theriva Biologics, Inc. 2020 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 9, 2025)

99.8	Amendment No. 4 to the Theriva Biologics, Inc. 2020 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 29, 2026)

107*	Calculation of Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville and State of Maryland, on the 24th day of August, 2026.

THERIVA BIOLOGICS, INC.

By:	/s/ Steven A. Shallcross
	Name:	Steven A. Shallcross
	Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Steven A. Shallcross as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitute full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons, in the capacities and on the date or dates indicated:

Signature	Title	Date

/s/ Steven A. Shallcross	Chief Executive Officer and Chief Financial Officer	August 24, 2026
Steven A. Shallcross	(Principal Executive Officer and Principal Financial and Accounting Officer) Director

/s/ Jeffrey J. Kraws	Chairman of the Board of Directors	August 24, 2026
Jeffrey J. Kraws

/s/ Jeffrey Wolf	Director	August 24, 2026
Jeffrey Wolf

/s/ John Monahan, Ph.D.	Director	August 24, 2026
John Monahan, Ph.D.